EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-58361) of IMS Health Incorporated of our report dated June 30, 2008 relating to the financial statements of the IMS Health Incorporated Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

Stamford, Connecticut

June 29, 2009